EXHIBIT 24-b

                                Power of Attorney

KNOWN ALL MEN BY THESE PRESENTS:

         WHEREAS, SBC Communications Inc., a Delaware corporation, hereinafter referred to as the "Corporation", proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 relating to the offer and sale of the Corporation's debt securities, common stock, preferred stock, and depositary shares representing preferred stock; and

         WHEREAS, the undersigned is an officer and a director of the Corporation;

         NOW THEREFORE, the undersigned hereby constitutes and appoints Edward
E. Whitacre, Jr., James D. Ellis, Donald E. Kieran, Roger W. Wohlert, or any one of them, all of the City of San Antonio and State of Texas, his attorneys for him and in his name, place and stead, and in each of his offices and capacities in the Corporation, to execute and file such Registration Statement, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand the 28th day of April 2000.

         /s/ Royce S. Caldwell
         Vice Chairman of the Board, Director
         and President - SBC Operations